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                                                                   EXHIBIT 3(II)

                               NEW COMPANY BYLAWS
                                       OF
                        AMERIVISION COMMUNICATIONS, INC.
                            (AN OKLAHOMA CORPORATION)



                               ARTICLE 1 - OFFICES

1.1 BUSINESS OFFICES. AMERIVISION COMMUNICATIONS, INC. (herein the "Corporation"), may have such offices, either within or without the State of Oklahoma, as the Board of Directors may designate from time to time.

1.2 REGISTERED OFFICE. The Corporation shall maintain a registered office in the State of Oklahoma, which may be changed from time to time by the Board of Directors.

                            ARTICLE 2 - SHAREHOLDERS

2.1 PLACE AND TIME OF MEETINGS. The Board of Directors shall designate the place and time of any annual meeting or special meeting of the shareholders. The place so designated may be either within or without the State of Oklahoma, as the Board of Directors may choose.

2.2 ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation, on such date and at such hour as the Board of Directors shall annually determine, but no later than the last day of the seventh calendar month. At such annual meeting, directors will be elected, reports of affairs of the Corporation will be considered and any other business may be transacted which is within the powers of the shareholders to transact and which may be properly brought before the meeting.

2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or by a notice signed by the shareholders of record who hold, in the aggregate, not less than twenty-five percent (25%) of the issued and outstanding voting shares of the Corporation. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

2.4 FIXING RECORD DATE. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of shareholders' rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a date, which date shall not be more than sixty (60) days, nor less than ten (10) days, before the date of such meeting, nor more than sixty (60) days prior to any other action. In such case, only such shareholders of record on the date so fixed will be entitled to such rights notwithstanding any transfer of shares of the Corporation after such record date, and the Corporation shall not be bound to recognize any equitable or other claim or other interest




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         in such shares on the part of any other person, whether or not the
         Corporation shall have express or other notice thereof. All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Oklahoma General Corporation Act.

2.5 NOTICE OF MEETING. Notice of the meeting, stating the location, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be furnished in writing no fewer than thirty (30) calendar days nor more than sixty
         (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors, Chairman of the Board of Directors, Chief Executive Officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be furnished by means of the United States Postal Service and shall be deemed delivered when deposited with that Service, addressed to the shareholder at his, her or its address as appearing on the stock transfer records of the Corporation, with postage thereon prepaid.

2.6 SHAREHOLDER QUORUM AND ACTION. One-half (1/2) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly noticed and convened meeting may continue to transact business and vote upon issues presented to them thereat until adjournment, notwithstanding the withdrawal from the meeting of the holders of enough shares to leave less than a quorum present. If a quorum is present at the onset of the meeting, the affirmative vote of a majority of the shares represented at the meeting at the time any vote is taken, which are entitled to vote on the subject matter, shall be the act of the shareholders unless otherwise provided by law or these Bylaws.

2.7 VOTING. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.8 PROXIES. Every shareholder entitled to vote at a meeting of shareholders, or to express consent to or dissent from corporate action in writing without a meeting, may authorize any other person(s) to act for him, her or it by proxy. No such proxy shall be voted or acted upon more than eleven (11) months after its date of execution unless the proxy expressly provides that its effectiveness shall be for a longer period. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable even if the interest with which it is coupled is an interest in the stock itself.

2.9 ORGANIZATION. Meetings of the shareholders shall be presided over in the following order of priority: by the Chairman of the Board of Directors, if any; the Vice Chairman of the Board, if any; the Chief Executive Officer; the President; any Vice President or in the absence of all of the foregoing, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

2.10 SHAREHOLDER LIST. Beginning at least ten (10) [BUSINESS] days before every shareholder meeting and continuing through its final adjournment, a list of the shareholders entitled to vote at the meeting, the Shareholder List shall be on file at the principal office of the Corporation and at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any shareholder entitled to vote at the meeting.



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2.11     NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another date, time or location, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

                              ARTICLE 3 - DIRECTORS

3.1 POWERS. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2 NUMBER; TERM OF OFFICE. The Board of Directors will be composed of nine directors, each serving a one year term. Nominees for board positions may be proposed from the floor at any meeting electing the Board of Directors.

3.3 REMOVAL. A director may be removed from office upon the affirmative vote of (a) a two-thirds (2/3) majority of the entire Board of Directors, with the director considered for removal not being considered a member for purposes of determining such vote, or (b) the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at an annual meeting of shareholders or at any special meeting thereof expressly called to consider such a removal; provided that at any time the Board of Directors is divided



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         into classes such that its members are elected to staggered terms of office, the shareholder vote needed to effect removal shall be increased to a two-thirds (2/3) majority vote.

3.3 VACANCIES. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of all remaining directors or by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's voting stock. Each director so elected shall hold office for a term that shall coincide with the term of the class, if any, to which such director shall have been elected, and if the director is elected to a newly created directorship the body effecting the election shall also designate the class, if any, to which the new director is to be deemed to belong. If there are no directors in office, then an election of directors may be held in accordance with Oklahoma law.

3.5 RESIGNATION. Any director of the Corporation may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

3.6 COMPENSATION OF DIRECTORS. The Board of Directors may (but is not required to) pay each director a stated compensation or fixed sum for attendance at meetings of the Board of Directors or any committee thereof, may issue to directors shares of the Corporation's capital stock in exchange for Board of Directors service (whether past or future), or grant stock options therefor, and may reimburse each director for his or her expenses of attendance at each such meeting. The Board of Directors may also pay to each Director rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. Subject to compliance with Section 3.13 of these Bylaws, none of these payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.

3.7 REGULAR MEETINGS. An annual meeting of the Board of Directors for the purpose of electing officers of the Corporation and the transaction of any other business coming before such meeting will be held within a reasonable time following the adjournment of the annual shareholders' meeting, and no notice of such meeting will be necessary. Other regular meetings of the Board of Directors may be held on such dates and at such times and places as may be from time to time determined by the Board of Directors.

3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called and noticed by the Chairman, the Chief Executive Officer, or any three (3) directors. The person(s) authorized to call special meetings of the Board of Directors may fix any location, either within or without the State of Oklahoma, and any date and time of day, as the location, date and time for holding any special meeting of the Board of Directors called by him, her or them.

3.9 NOTICE OF MEETINGS. Notice (other than the annual meeting of the Board of Directors, as identified in Section 3.7 above) to a director of a call for any meeting of the Board of Directors may be given in writing by mailing the same to the residence or location of business of the director, as reflected in the Corporation's records, so that the director receives such notice not less than ninety-six (96) hours before the scheduled time for commencement of the meeting. Alternatively, such notice



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         may be given by (a) sending the same to his or her residence or place of business by courier service, (b) transmitting the same to such location by facsimile transmission, (c) delivering the same personally,
         (d) physically leaving the same for such director at his or her residence or place of business, or (e) giving the same to him or her by telephone, in any event no later than ninety-six (96) hours before the scheduled initiation of such meeting. Each such notice shall be deemed delivered upon the earlier to occur of (i) actual receipt by the director, as determined by whatever evidence is available and reasonably satisfactory to the Board of Directors; (ii) if delivered by courier service, on such date and time as the records of the courier service shall indicate delivery to have been made; and (iii) if faxed, when the sender is in receipt of a written confirmation that the transmission has been satisfactorily completed. Except as otherwise provided in the Bylaws, or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

                  When a meeting of the Board of Directors is adjourned to another date, time and/or location, no notice of the adjourned meeting need be given if such information is announced at the meeting at which the adjournment is taken.

3.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

3.11 QUORUM AND ACTION. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

3.12 ELECTION OF DIRECTORS. At the annual meeting of shareholders, directors shall be elected by a plurality of the votes cast by the holders of shares represented at the meeting, whether in person or by proxy, and entitled to vote for such election, with the number of individual nominees coinciding with the number of vacant director positions who receive the highest number of such votes cast being deemed elected to such offices. If the election of directors is not held on the date designated by the Board of Directors for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors may cause the election to be held at a special meeting of shareholders specifically called for that purpose.

3.13 INTERESTED DIRECTORS. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors, which authorizes, approves



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         or ratifies such contract or transaction or solely because his, her or their votes are counted for such purpose, if:

         (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; or

         (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, or the shareholders.

         Each interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes, approves or ratifies such contract or transaction.

3.14 WAIVER OF NOTICE. A director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.15 AUDIT COMMITTEE. The Board of Directors shall designate from among its members an Audit Committee. To the extent possible, a majority of the directors so designated as members of the Audit Committee shall be non-employee, non-officer directors. The Audit Committee shall meet at least annually, as soon as is practical after the close of the previous fiscal year, to review the financial results of the Corporation for the year then ended, and to make such inquiries into such results, and the underlying accounts and records, as the Audit Committee may, in its sole discretion, deem reasonable. The Audit Committee shall be responsible for reviewing the independence of and recommending the engagement of an independent auditing firm, as well as for review of all items brought to its attention by the independent auditing firm including, among others, (a) disagreements between auditors and management, (b) irregularities and illegal acts, including fraud, and
         (c) material weaknesses in internal controls.

3.16 OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees (expressly including executive and compensation committees), to consist of two (2) or more directors of the Corporation, and such Committee shall only have the powers and duties as delegated to the committee by the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the Board of Directors by a majority vote, may appoint another member from the Board of Directors to act at the meeting in place of any such absent or disqualified member.



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3.17     CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of
         Directors shall be elected by the directors in its organizational action and thereafter at the regular meeting of the Board of Directors following the annual election of directors. The chairman shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the shareholders and the Board of Directors. He or she shall have the specific powers conferred by these Bylaws, and he or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

                              ARTICLE 4 - OFFICERS

4.1 EXECUTIVE OFFICERS. The executive officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed by the Board of Directors necessary or appropriate to the operation of the Corporation. Each executive officer shall be elected by the Board of Directors. Any two (2) or more offices herein designated may be held by the same individual.

4.2 ELECTION AND TERM OF OFFICE. The executive officers of the Corporation shall be elected at the regular meeting of the Board of Directors immediately following the annual election of directors. Each such officer shall hold office until the regular meeting of the Board of Directors immediately following the annual election of directors in the succeeding year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office or death.

4.3 REMOVAL FROM OFFICE. Any executive officer may be removed from office by action of the Board of Directors taken with or without cause.

4.4 VACANCIES. A vacancy in any executive office may be filled by action of the Board of Directors, and its appointee shall hold office for the unexpired term or until his or her successor is elected and qualified.

4.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in the absence of the Chairman of the Board of Directors, shall preside at meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He or she shall keep the Board of Directors fully informed and shall consult with the Board of Directors concerning the business of the Corporation. The Chief Executive Officer shall also have such additional powers and perform such additional duties as may, from time to time, be specified by the Board of Directors.

4.6 PRESIDENT. The President shall have general responsibility for the day to day management and direction of the business, properties and affairs of the Corporation. He or she shall have general executive powers, including all powers required by law to be exercised by a president of a profit seeking corporation, as well as the specific powers conferred by these Bylaws and by the Board of Directors. When the offices of the Chief Executive Officer and the President are occupied by different individuals, the President shall report to and be under the direct supervision and control of the Chief Executive Officer.



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3


4.7 VICE PRESIDENTS. Each Vice President shall be elected by the Board of Directors, and shall have general executive powers, as well as the specific powers conferred by the Board of Directors.

4.8 SECRETARY. The Secretary shall have such duties as may be incidental to the office, including but not limited to, (a) keeping the stock transfer books and other Corporation books and records, and (b) transferring stock certificates as required by the transactions of the Corporation and its shareholders, or as may be properly assigned by the Board of Directors, and shall perform such other duties as may be required by the Oklahoma law.

4.9 TREASURER. The Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may direct or authorize, (c) disburse the funds of the Corporation in payment of the Corporation's debts as requested by the Chief Executive Officer and the Board of Directors,
         (d) see that proper vouchers are taken for such disbursements, (e) render to the president and the Board of Directors, from time to time as requested, an account of all such transactions and of the financial condition of the Corporation, (f) perform all duties incident to the office or which are properly requested by the Chairman and the Board of Directors, and (g) in general, perform all of the duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

4.10 SALARIES. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation, providing such salary has been approved by the Board of Directors.

4.11 DELEGATION OF DUTIES. In the event of the absence or disability of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate the powers or duties of an officer to any other officer or to any director.

             ARTICLE 5 - CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President and by the Secretary, certifying the number of shares owned by him, her, or it in the Corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

5.2 TRANSFER. The Secretary will transfer shares on the books of the Corporation on the surrender of the duly endorsed certificate or certificates representing the transferred shares upon the receipt of and evidence of compliance with any law or agreement restricting transfer by which the shareholder is



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         bound. The form and substance of the endorsement shall be satisfactory to the Corporation. Surrendered certificates will be canceled and new certificates issued to the shareholder entitled thereto. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Oklahoma.

5.3 LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. Any shareholder claiming a share certificate to be lost, stolen or destroyed will make an affidavit of such fact and the Board of Directors may in their discretion require such shareholder to give the Corporation an indemnity bond in such sum as the Board of Directors determines against any claim that might be made on account of the loss of such certificate. A replacement certificate may be issued without advertising and without requiring indemnification when, in the judgment of the Board, it is proper to do so.

5.4 ISSUE AND CONSIDERATION FOR SHARES. The adequacy of the consideration for the issuance of shares shall be determined by the Board of Directors, and that determination shall be conclusive as to issues of whether such shares are validly issued, fully paid and nonassessable.

5.5 TREASURY SHARES. Treasury and other shares not at the time issued and outstanding will not be voted at any meeting of the shareholders or counted in calculating any voting majority.

                          ARTICLE 6 - BOOKS AND RECORDS

6.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, and shall keep minutes of the proceedings of its shareholders, Board of Directors and all Board committees. The Corporation shall also keep, at its principal place of business or with its duly authorized agent, a record of its shareholders, giving names and addresses of all shareholders and the number of shares held by each.

                           ARTICLE 7 - INDEMNIFICATION

7.1 AGAINST MATTERS BROUGHT OTHER THAN BY OR IN THE NAME OF THE CORPORATION. The Corporation shall have the power to indemnify any person who was or is party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she



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         reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 AGAINST MATTERS BROUGHT BY OR IN THE NAME OF THE CORPORATION. The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by, or in the name or right of, the Corporation to procure a judgement in the Corporation's favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding, if such person acted in good faith and in a manner which he or she reasonably believed to be in, and not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, any court in which such action or suit shall have been properly brought, shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

7.3 EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referenced to in Section 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

7.4      STANDARD OF CONDUCT DETERMINATION. Any indemnification under Section
         7.1 or 7.2 of this Article (unless ordered by a court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article. Such determination shall be made (a) by the the Board of Directors by a majority vote of a quorum consisting of Directors who were not party to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

7.5 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation, in its sole discretion, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 NON-EXCLUSIVE PROVISIONS. The indemnification and advancement of expenses provided by or granted pursuant to the foregoing sections are not exclusive of any other rights to which those seeking indemnification or advancement of expenses


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         may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office.

7.7 CONTINUING RIGHT OF INDEMNIFICATION. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7.8 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Article.

                            ARTICLE 8 - MISCELLANEOUS

8.1 FISCAL YEAR. The fiscal year of the Corporation will be determined by the Board of Directors. In the event the Board of Directors shall fail to designate a fiscal year, the fiscal year of the Corporation shall be the calendar year.

8.2 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, authorized by applicable law.

8.3 EXECUTION OF INSTRUMENTS. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President, the Secretary, or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner, and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.

8.4 CORPORATION SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma" and such other design as the Board of Directors may designate. The failure of the Board of Directors to designate or the absence of the impression of the corporate seal from any document does not affect in any way the validity of such document or otherwise affect such document.

                             ARTICLE 9 - AMENDMENTS

         9.1 AMENDMENTS. These Bylaws may be amended, altered, changed or repealed by the Corporation's shareholders at any annual or at any special meeting of the shareholders if notice of the proposed amendment is contained in the notice of the meeting.



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Dated this         day of                 , 2002.
           -------        ----------------


                                                --------------------------------
                                                                       Secretary






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